October 28, 2004 09:01 AM US Eastern Timezone

Interchange Financial Services Corporation Reports 3rd Quarter Growth in Net Income and Sequential Earnings per Share

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Oct. 28, 2004--Interchange Financial Services Corporation (Nasdaq:IFCJ):

3rd Quarter Highlights:

-- Sequential growth in Net Income of 7% and Diluted earnings per share of 6%

-- Loans grow $44 million sequentially at an annualized rate of 20%

-- Deposits grow at an annualized rate of 20%

Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Bergen County's fast growing community bank, Interchange Bank (the "Bank"), today reported three and nine month net income of approximately $4.7 million, up 3.3%, and $13.0 million, up 7.9%, respectively, from the same periods in 2003. Diluted earnings per share ("EPS") for the three months were $0.36 versus $0.35, an increase of 2.9%, as compared to the same period in 2003. For the nine months diluted EPS were $1.00 versus $1.04, a decline of 3.8% primarily as a result of average diluted shares outstanding increasing approximately 11.6% as compared to the same period in 2003.

Anthony Abbate, President and Chief Executive Officer, stated, "Interchange continues to experience sequential diluted earnings per share growth which is a function of our ability to continue to enhance our franchise value. This quarter:

-- Loans grew 20%, on an annualized basis, for the second quarter in a row; and

-- Deposits grew 20% annualized.

Given current economic conditions and competitive pressures, our foresight to make some tough decisions in the past is paying dividends and bodes well for generating shareholder value. We will continue to invest in technology and human capital as demonstrated by the establishment of a credit administration function to enhance our product offerings and delivery platforms."

Commenting further on the Company's performance, Mr. Abbate stated, "As a result of Interchange's ability to execute its key strategic initiatives, diluted earnings per share, return on average assets and average equity all grew on a linked-quarter basis."

Interchange's financial results for the nine months of 2003 include five months of Bridge View Bancorp's ("Bridge View") operations beginning on April 30, 2003, the acquisition date. At that time, Bridge View had total assets of approximately $291 million, $184 million of loans and $259 million of deposits.

The Company declared a quarterly cash dividend of $0.125 per common share, for the fourth quarter of 2004. This dividend represents $0.50 per share on an annualized basis and an increase of 14% over the prior year.

Return on Average Assets and Equity

The Company generated a 1.31% return on average assets ("ROA") and a 12.90% return on average stockholders' equity ("ROE") for the third quarter 2004 versus 1.34% and 12.93%, respectively, for the third quarter 2003. Diluted EPS for the three and nine months ended September 30, 2004 were $0.36 and $1.00, respectively, as compared to $0.35 and $1.04, respectively, for the same periods in 2003. On a linked-quarter basis ROA and ROE increased 6 basis points and 82 basis points respectively, while diluted EPS increased 6%.

Net Interest Income

For the third quarter of 2004, net interest income, on a taxable equivalent basis, increased $882 thousand, or 6.9%, from the same period in 2003. For the first nine months, net interest income on a taxable equivalent basis, increased $5.0 million, or 14.5%, from the same period in 2003. The growth for the quarter and nine months as compared to 2003 was attributed to an increase in average interest earning assets of $97 million and $209 million, which was largely due to a double digit growth in loans. On a linked-quarter basis net interest margin expanded to 4.24% from 4.20% as a result of a favorable shift in our asset mix from securities to loans.

Non-Interest Income

For the three and nine-month periods ending September 30, 2004, non-interest income was $2.9 million and $8.1 million, respectively, as compared to $3.3 million and $7.8 million for the same periods in 2003. During the three month period ended September 30, 2004, we experienced growth in net gains on sales of loans and leases primarily through our SBA lending area, loan fees and service charges, as compared to the same period in the prior year. For the nine months increases in loan fees and service charges, gains on sales of securities and deposit service charges contributed to our non-interest income growth. The growth in these items was offset in part by a decline in BOLI income.

Non-Interest Expense

Non-interest expense for the quarter amounted to $9.3 million, an increase of $509 thousand or 5.8% as compared to same quarter in 2003. For the nine-month period, non-interest expense amounted to $27.0 million, an increase of $4.0 million, or 17.4%, as compared to the same period last year. The increase for each reporting period was due largely to additional salary and benefit expense. The increase in salary and benefit expense for the nine months was primarily a result of the personnel expense at the eleven Bridge View branches being included for the nine months in 2004 versus only five months in 2003. For the three months, the rise in salary and benefit costs was primarily due to an increase in our commercial lending and credit areas and normal increases related to salaries and benefits.

Total Loans

At September 30, 2004, total loans were approximately $927.2 million, an increase of $130.6 million, or 16.4%, as compared to December 31, 2003. Growth occurred in both the commercial and consumer portfolios which increased $82.3 million and $52.7 million, respectively. The Company's non-performing assets increased to $9.6 million at September 30, 2004 as compared to $8.8 million at December 31, 2003. Non-performing assets represented 1.04% and 1.10%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses totaled $9.8 million at September 30, 2004, and represented 104.5% of non-performing loans and leases and 1.06% of total loans and leases.

Post-Earnings Conference Call

The Bank will hold a conference call on Thursday, October 28, 2004, at 2 p.m. (Eastern Time) to discuss the financial results for its third fiscal quarter ending September 30, 2004. This Web-cast can be accessed through the Bank's Web site, www.interchangebank.com on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial bank and a wholly owned subsidiary of Interchange Financial Services Corporation (Nasdaq:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.5 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle-market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.

              INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                       September    December
                                           30,         31,
                                          2004        2003     Change
                                       ----------- ----------- ------
                                       (unaudited)
                Assets
Cash and due from banks                   $36,347     $31,423   15.7 %
Interest earning deposits                       2          12  (83.3)
Federal funds sold                         17,300           -      -

Securities                                372,757     452,060  (17.5)
Loans and leases
    Commercial                            592,960     510,667   16.1
    Lease Financing                        23,968      28,427  (15.7)
    Consumer                              310,226     257,487   20.5
                                       ----------- ----------- ------
                                          927,154     796,581   16.4
Allowance for loan and lease losses        -9,797      -9,641    1.6
                                       ----------- ----------- ------
Net loans                                 917,357     786,940   16.6

Premises and equipment, net                17,878      20,343  (12.1)
Foreclosed real estate and other
 repossesed assets                            246         230    7.0
Bank Owned Life Insurance                  22,585      21,853    3.3
Goodwill and other intangible assets       59,739      60,089   (0.6)
Accrued interest receivable and other
 assets                                    17,023      12,922   31.7
                                       ----------- ----------- ------
     Total assets                      $1,461,234  $1,385,872    5.4
                                       =========== =========== ======

              Liabilities
Deposits                               $1,245,314  $1,156,798    7.7
Borrowings                                 53,756      72,109  (25.5)
Accrued interest payable and other
 liabilities                               14,387      13,772    4.5
                                       ----------- ----------- ------
     Total liabilities                  1,313,457   1,242,679    5.7
                                       ----------- ----------- ------

Total stockholders' equity                147,777     143,193    3.2
                                       ----------- ----------- ------
     Total liabilities and
      stockholders' equity             $1,461,234  $1,385,872    5.4
                                       =========== =========== ======

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)
                                             Three Months Ended
                                                September 30,
                                      -------------------------------
                                          2004       2003     Change
                                      ----------- ----------- -------
                                      (unaudited) (unaudited)
Interest income:
Interest and fees on loans               $13,877     $13,044     6.4 %
Interest on federal funds sold                33          68   (51.5)
Interest on interest earning deposits          -          36  (100.0)

Interest and dividends on securities:
     Taxable interest income               2,630       2,507     4.9
     Interest income exempt from
      federal income taxes                   303         254    19.3
     Dividends                                33          56   (41.1)
                                      ----------- ----------- -------
     Total interest income                16,876      15,965     5.7
                                      ----------- ----------- -------

Interest expense:
Interest on deposits                       3,085       3,204    (3.7)
Interest on borrowings                       331         167    98.2
                                      ----------- ----------- -------
     Total interest expense                3,416       3,371     1.3
                                      ----------- ----------- -------

Net interest income                       13,460      12,594     6.9
Provision for loan and lease losses          300         485   (38.1)
                                      ----------- ----------- -------
Net interest income after provision
 for loan & lease losses                  13,160      12,109     8.7
                                      ----------- ----------- -------

Non-interest income:
Service fees on deposit accounts           1,001         998     0.3
Net gain on sale of securities               163         501   (67.5)
Other                                      1,713       1,836    (6.7)
                                      ----------- ----------- -------
     Total non-interest income             2,877       3,335   (13.7)
                                      ----------- ----------- -------

Non-interest expense:
Salaries and benefits                      5,029       4,707     6.8
Net occupancy                              1,325       1,282     3.4
Furniture and equipment                      327         373   (12.3)
Advertising and promotion                    346         400   (13.5)
Other                                      2,240       1,996    12.2
                                      ----------- ----------- -------
     Total non-interest expense            9,267       8,758     5.8
                                      ----------- ----------- -------

Income before  income taxes                6,770       6,686     1.3
Income taxes                               2,109       2,175    (3.0)
                                      ----------- ----------- -------
     Net income                           $4,661      $4,511     3.3
                                      =========== =========== =======

Basic earnings per common share            $0.37       $0.35     5.7
Diluted earnings per common share          $0.36       $0.35     2.9

                                             Nine Months Ended
                                                September 30,
                                      -------------------------------
                                          2004       2003     Change
                                      ----------- ----------- -------
                                      (unaudited) (unaudited)
Interest income:
Interest and fees on loans               $39,709     $36,370     9.2 %
Interest on federal funds sold                70         252   (72.2)
Interest on interest earning deposits          -          57  (100.0)

Interest and dividends on securities:
     Taxable interest income               7,841       7,119    10.1
     Interest income exempt from
      federal income taxes                   851         654    30.1
     Dividends                                74         165   (55.2)
                                      ----------- ----------- -------
     Total interest income                48,545      44,617     8.8
                                      ----------- ----------- -------

Interest expense:
Interest on deposits                       8,672      10,027   (13.5)
Interest on borrowings                       943         544    73.3
                                      ----------- ----------- -------
     Total interest expense                9,615      10,571    (9.0)
                                      ----------- ----------- -------

Net interest income                       38,930      34,046    14.3
Provision for loan and lease losses          975       1,280   (23.8)
                                      ----------- ----------- -------
Net interest income after provision
 for loan & lease losses                  37,955      32,766    15.8
                                      ----------- ----------- -------

Non-interest income:
Service fees on deposit accounts           2,778       2,559     8.6
Net gain on sale of securities               982         520    88.8
Other                                      4,324       4,744    (8.9)
                                      ----------- ----------- -------
     Total non-interest income             8,084       7,823     3.3
                                      ----------- ----------- -------

Non-interest expense:
Salaries and benefits                     14,541      12,528    16.1
Net occupancy                              3,977       3,305    20.3
Furniture and equipment                      987         979     0.8
Advertising and promotion                  1,209       1,137     6.3
Other                                      6,268       5,032    24.6
                                      ----------- ----------- -------
     Total non-interest expense           26,982      22,981    17.4
                                      ----------- ----------- -------

Income before  income taxes               19,057      17,608     8.2
Income taxes                               6,055       5,554     9.0
                                      ----------- ----------- -------
     Net income                          $13,002     $12,054     7.9
                                      =========== =========== =======

Basic earnings per common share            $1.02       $1.05    (2.9)
Diluted earnings per common share          $1.00       $1.04    (3.8)

Analysis of Net Interest Income
----------------------------------------------------------------------
for the quarter ended September 30,
(dollars in thousands)                                2004
                                         ----------------------------
(unaudited)                                Average             Average
                                           Balance   Interest  Rate
                                         ----------- -------- -------
                 Assets
Interest earning assets:
Loans (1)                                  $903,113  $13,913    6.16 %
Taxable securities (4)                      346,836    2,663    3.07
Tax-exempt securities (2) (4)                26,930      444    6.59
Interest earning deposits                        12        -       -
Federal funds sold                            8,899       33    1.48
                                         ----------- -------- -------
     Total interest-earning assets        1,285,790   17,053    5.31
                                                     --------

Non-interest earning assets:
Cash and due from banks                      36,837
Allowance for loan and lease losses          (9,981)
Other assets                                114,422
                                         -----------
     Total assets                        $1,427,068
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                  $969,217    3,085    1.27
Borrowings                                   61,043      331    2.17
                                         ----------- -------- -------
     Total interest-bearing liabilities   1,030,260    3,416    1.33
                                                     --------

Non-interest bearing liabilities
Demand deposits                             235,869
Other liabilities                            16,427
                                         -----------
     Total liabilities (3)                1,282,556
Stockholders' equity                        144,512
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,427,068
                                         ===========

Net interest income (tax-equivalent
 basis)                                               13,637    3.98
Tax-equivalent basis adjustment                         (177)
                                                     --------
     Net interest income                             $13,460
                                                     ========

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                         4.24 %

                                                      2003
                                         ----------------------------
                                           Average            Average
                                           Balance   Interest  Rate
                                         ----------- -------- -------
              Assets
Interest earning assets:
Loans (1)                                 $788,705   $13,094    6.64 %
Taxable securities (4)                     325,435     2,562    3.15
Tax-exempt securities (2) (4)               29,873       365    4.89
Interest earning deposits                   13,996        36    1.03
Federal funds sold                          30,571        69    0.90
                                         ----------- -------- -------
     Total interest-earning assets       1,188,580    16,126    5.43
                                                     --------

Non-interest earning assets:
Cash and due from banks                     42,652
Allowance for loan and lease losses         (9,704)
Other assets                               120,090
                                         -----------
     Total assets                       $1,341,618
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $946,970     3,204    1.35
Borrowings                                  27,436       167    2.43
                                         ----------- -------- -------
     Total interest-bearing liabilities    974,406     3,371    1.38
                                                     --------

Non-interest bearing liabilities
Demand deposits                            211,765
Other liabilities                           15,901
                                         -----------
     Total liabilities (3)               1,202,072
Stockholders' equity                       139,546
                                         -----------
     Total liabilities and
      stockholders' equity              $1,341,618
                                         ===========

Net interest income (tax-equivalent
 basis)                                               12,755    4.05
Tax-equivalent basis adjustment                         (161)
                                                     --------
     Net interest income                              12,594
                                                     ========

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                         4.29 %

----------------------------------------------------------------------
(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

Analysis of Net Interest Income
----------------------------------------------------------------------
for the year to date ended September 30,
(dollars in thousands)                                2004
                                         -----------------------------
(unaudited)                                Average            Average
                                           Balance   Interest  Rate
                                         ----------- -------- -------
                 Assets
Interest earning assets
Loans (1)                                  $851,936  $39,821    6.23 %
Taxable securities (4)                      371,774    7,915    2.84
Tax-exempt securities (2) (4)                24,964    1,238    6.61
Interest earning deposits                        10        -       -
Federal funds sold                            8,088       70    1.15
                                         ----------- --------
     Total interest-earning assets        1,256,772   49,044    5.20
                                                     --------

Non-interest earning assets
Cash and due from banks                      36,239
Allowance for loan and lease losses          (9,812)
Other assets                                117,245
                                         -----------
     Total assets                        $1,400,444
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                  $949,929    8,672    1.22
Borrowings                                   60,426      943    2.08
                                         ----------- --------
     Total interest-bearing liabilities   1,010,355    9,615    1.27
                                                     --------

Non-interest bearing liabilities
Demand deposits                             230,919
Other liabilities                            15,194
                                         -----------
     Total liabilities (3)                1,256,468
Stockholders' equity                        143,976
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,400,444
                                         ===========

Net interest income (tax-equivalent
 basis)                                               39,429    3.93
Tax-equivalent basis adjustment                         (499)
                                                     --------
     Net interest income                             $38,930
                                                     ========

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                         4.18 %

                                                      2003
                                         -----------------------------
                                           Average            Average
                                           Balance   Interest  Rate
                Assets                   ----------- -------- -------
Interest earning assets
Loans (1)                                  $712,480  $36,489    6.83 %
Taxable securities (4)                      270,379    7,284    3.59
Tax-exempt securities (2) (4)                26,529      916    4.60
Interest earning deposits                     7,427       57    1.02
Federal funds sold                           31,145      253    1.08
                                         ----------- -------- -------
     Total interest-earning assets        1,047,960   44,999    5.73
                                                     --------

Non-interest earning assets
Cash and due from banks                      34,229
Allowance for loan and lease losses          (8,515)
Other assets                                 88,642
                                         -----------
     Total assets                         1,162,316
                                         ===========

 Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                  $836,922   10,027    1.60
Borrowings                                   26,238      544    2.76
                                         ----------- --------
     Total interest-bearing liabilities    $863,160   10,571    1.63
                                                     --------

Non-interest bearing liabilities
Demand deposits                             170,000
Other liabilities                            15,308
                                         -----------
     Total liabilities (3)                1,048,468
Stockholders' equity                        113,848
                                         -----------
     Total liabilities and
      stockholders' equity                1,162,316
                                         ===========

Net interest income (tax-equivalent
 basis)                                               34,428    4.10
Tax-equivalent basis adjustment                         (381)
                                                     --------
     Net interest income                              34,047
                                                     ========

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                         4.38 %

----------------------------------------------------------------------
(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                      September               3     September    12
                         30,      June 30,   month     30,      month
                        2004        2004    Change    2003     Change
                     ----------- ---------- ------ ----------- ------
                     (unaudited)                   (unaudited)

Loans                  $927,154   $883,266    5.0 %  $783,686   18.3 %
Securities              372,757    379,932   (1.9)    410,217   (9.1)
Earning assets        1,317,213  1,263,204    4.3   1,208,923    9.0
Total Assets          1,461,234  1,403,690    4.1   1,349,144    8.3
Deposits              1,245,314  1,186,838    4.9   1,164,783    6.9
Borrowings               53,756     58,845   (8.6)     28,619   87.8
Shareholders' equity    147,777    143,217    3.2     141,029    4.8

Leverage ratio             6.43 %     6.40 %             6.18 %
Risk weighted ratios:
     Tier 1                9.07       9.11               9.32
     Total                10.09      10.16              10.43

Asset quality
                                        Quarter ended
                     -------------------------------------------------
Net charge offs            $291       $147   98.0 %    $1,061  (72.6)%
Loan loss allowance      (9,797)    (9,788)   0.1      (9,355)   4.7

Nonperforming loans      $9,373     $6,573   42.6      $7,923   18.3
Restuctured Loans             -          -      -           -      -
Foreclosed real
 estate & other
 repossessed assets         246        201   22.4         251   (2.0)
                     ----------- ---------- ------ ----------- ------
     Total
      Nonperforming
      assets ("NPA")     $9,619     $6,774   42.0      $8,174   17.7
                     =========== ========== ====== =========== ======

Ratio's
---------------------
Net charge offs as %
 of average loans
 (annualized)              0.13 %     0.07 %             0.34 %
Loan loss allowance
 as % of period-end
 loans                     1.06       1.11               1.19
Loan loss allowance
 as % of
 nonperforming loans      104.5      148.9              118.1
NPA's as a percent of
 loans + foreclosed
 assets                    1.04       0.77               1.04

                                  Period Ended
                     ------------------------------
                     September   September    12
                         30,         30,     month
                        2004        2003    Change
                     ----------- ---------- ------
Net charge offs             819     $1,061  -$242
Net charge offs as %
 of average loans
 (annualized)              0.13 %     0.20 %(0.07)%

PROFITABILITY
(dollars in thousands, except per share data)

                                       Quarter ended
                    --------------------------------------------------
                     September                3     September    12
                        30,      June 30,    month     30,      month
                       2004        2004     Change    2003     Change
                    ----------- ----------- ------ ----------- ------
                    (unaudited) (unaudited)        (unaudited)
Net interest income
 (taxable
 equivalent)           $13,637     $13,098    4.1 %   $12,755    6.9 %
Provision for loan
 and lease losses          300         300      -         485  (38.1)
Net gain on sale of
 securities                163         305  (46.6)        501  (67.5)
Non-interest income,
 excluding net gain
 on sale of
 securities              2,714       2,387   13.7       2,834   (4.2)
Non-interest expense     9,267       8,798    5.3       8,758    5.8
Net income              $4,661      $4,355    7.0      $4,511    3.3

Basic earnings per
 common share            $0.37       $0.34    8.8 %     $0.35    5.7 %
Diluted earnings per
 common share             0.36        0.34    5.9        0.35    2.9
Dividends declared
 per common share        0.125       0.125      -       0.110   13.6
Special dividends
 declared per common
 share                       -           -      -                  -
Book value per
 common share - end
 of period              $11.59      $11.24    3.1      $11.02    5.2

Shares outstanding -
 end of period          12,746      12,742    0.0      12,793   (0.4)
Weighted average
 shares outstanding
     Basic              12,744      12,741    0.0      12,772   (0.2)
     Diluted            12,976      12,977   (0.0)     12,970    0.0

Return on average
 assets                   1.31 %      1.25 %             1.34 %
Return on average
 equity                  12.90       12.08              12.93
Net interest margin       4.24        4.20               4.29

                               Period Ended
                    -------------------------------
                     September   September    12
                        30,         30,      month
                       2004        2003     Change
                    ----------- ----------- ------
                    (unaudited) (unaudited)
Net interest income
 (taxable
 equivalent)           $39,429     $34,428   14.5 %
Provision for loan
 and lease losses          975       1,280  (23.8)
Net gain on sale of
 securities                982         520   88.8
Non-interest income,
 excluding net gain
 on sale of
 securities              7,102       7,303   (2.8)
Non-interest
 expenses               26,982      22,981   17.4
Net income             $13,002     $12,054    7.9

Basic earnings per
 common share            $1.02       $1.05   (2.9)%
Diluted earnings per
 common share &
 share equivalents        1.00        1.04   (3.8)
Dividends declared
 per common share        0.375       0.330   13.6
Book value per
 common share - end
 of period              $11.59      $11.02    5.2

Shares outstanding -
 end of period          12,746      12,794   (0.4)
Weighted average
 shares outstanding
     Basic              12,751      11,483   11.0
     Diluted            12,982      11,634   11.6

Return on average
 assets                   1.24 %      1.38 %
Return on average
 equity                  12.04       14.12
Net interest margin       4.18        4.38


Contacts:
Interchange Financial Services Corporation
Charles Field, 201-703-2265
or
Keating & Co.
Lauren Mackiel, 973-966-1100

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